Exhibit 10.1
SIXTH AMENDMENT TO AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
THIS SIXTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of March 25, 2021, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), and U.S. Bank National Association, as administrative agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).
RECITALS:
A.    The Seller, U.S. Bank, and the Agent are parties to an Amended and Restated Master Repurchase Agreement dated as of September 16, 2016 (as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 10, 2017, that certain Second Amendment to Amended and Restated Master Repurchase Agreement dated as of August 9, 2018, that certain Third Amendment to Amended and Restated Master Repurchase Agreement dated as of May 23, 2019, that certain Fourth Amendment to Amended and Restated Master Repurchase Agreement dated as of May 21, 2020, that certain Fifth Amendment to Amended and Restated Master Repurchase Agreement dated as of September 24, 2020, and as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).
B.    The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT:
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.    Amendments.
2.1.    LIBOR Replacement. Section 6.7(b) of the Repurchase Agreement is amended and restated in its entirety to read as follows (and the existing definitions of “Benchmark Replacement”, “Benchmark Replacement Adjustment”, “Benchmark Replacement Conforming Changes”, “Benchmark Replacement Date”, “Benchmark Transition Event”, “Benchmark Unavailability Period”, and “LIBOR” are deleted):
(b)    If the Agent has determined that (a)(i) the administrator, or any relevant agency or authority for such administrator, of the LIBOR Rate (or any substitute index which replaces the LIBOR Rate (the LIBOR Rate or such replacement, the “Benchmark”)) has announced that such Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such

Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Benchmark has become unavailable or ceased to exist, or (b) similar loans are being documented with a replacement rate to such Benchmark, Agent will (x) replace such Benchmark with a replacement rate or (y) if any such circumstance applies to fewer than all tenors of such Benchmark used for determining an interest period hereunder, discontinue the availability of the affected interest periods. In the case of the LIBOR Rate, (a) for any advance hereunder where the rate is reset daily, such replacement rate will be Daily Simple SOFR, plus the adjustment described below, and (b) for any advance hereunder where the rate is reset at monthly or longer intervals, such replacement rate will be Term SOFR, plus the adjustment described below; provided that if Agent determines in its sole discretion that (i) Term SOFR is not available for the applicable advance at the time of such replacement or (ii) the administration of Term SOFR is not administratively feasible for Agent, then such replacement rate will be Daily Simple SOFR, plus the adjustment described below. For purposes of this Agreement, (a) “SOFR” means the secured overnight financing rate which is published by the Board of Governors of the Federal Reserve System (the “Board”) and available at www.newyorkfed.org; (b) “Term SOFR” means a forward-looking term rate based on SOFR and recommended by the Board; and (c) “Daily Simple SOFR” means a daily rate based on SOFR and determined by Agent in accordance with the conventions for such rate. In each case, Agent will add an adjustment to Term SOFR or Daily Simple SOFR that is selected or recommended by the Board. In connection with the selection and implementation of any such replacement rate, Agent may make any technical, administrative or operational changes that Agent decides may be appropriate to reflect the adoption and implementation of such replacement rate. Agent does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, the LIBOR Rate or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, the LIBOR Rate.
2.2.    Schedule BC. Schedule BC to the Repurchase Agreement is amended and restated in its entirety as set forth on Schedule BC hereto.
Section 3.    Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:
3.1.    delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original;
3.2.    delivery to the Agent of a certificate by the Secretary or Assistant Secretary of the Seller (i) certifying that the resolutions adopted by the Seller’s board of directors on September 12, 2016, remain in full force and effect, authorizing the Seller to enter into this Amendment, (ii) certifying that there has been no amendment to the Articles of Incorporation of the Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, (iii) certifying that there has been no amendment to the

By-Laws of Seller since true and accurate copies of the same were delivered to the Agent as of November 12, 2008, and (iv) a certification as to the incumbency, names, titles, and signatures of the officers of the Seller authorized to execute this Amendment and the other instruments executed by the Seller in connection with this Amendment; and
3.3.    delivery to the Agent of such other documents as it may reasonably request.
Section 4.    Miscellaneous.
4.1.    Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
4.2.    Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
4.3.    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
4.4.    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.
4.5.    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.
4.7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

4.8.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9.    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In witness whereof the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:
HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer

By:     /s/ L. Ludwell Jones IV
Name: L. Ludwell Jones IV
Title: Vice President and Treasurer

AGENT AND BUYER:
U.S. BANK NATIONAL ASSOCIATION,
as Agent and Buyer

By:     /s/ Edwin D. Jenkins
Name: Edwin D. Jenkins
Title: Senior Vice President

Signature Page
Sixth Amendment

SCHEDULE BC TO
SIXTH AMENDMENT TO
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

SCHEDULE BC
To Master Repurchase Agreement

The Buyers’ Committed Sums
(in dollars)

Buyer	Except as provided in the below chart, Committed Sum for any period:
U.S. Bank National Association	$75,000,000
Maximum Aggregate Commitment	$75,000,000

Buyer	Committed Sum for September 24, 2020 through and including October 23, 2020	Committed Sum for December 22, 2020 through and including February 4, 2021	Committed Sum for March 25, 2021 through and including April 22, 2021
U.S. Bank National Association	$100,000,000	$200,000,000	$175,000,000
Maximum Aggregate Commitment	$100,000,000	$200,000,000	$175,000,000
Schedule BC